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                                           Ex-99-B.9
[AETNA LOGO]
[AETNA LETTERHEAD]                                     Aetna Inc.
                                                       151 Farmington Avenue
                                                       Hartford, CT  06156-8975


                                                       JULIE E. ROCKMORE
                                                       Counsel
                                                       AFS Law, TS31
December 13, 2000                                      (860) 273-4686
                                                       Fax: (860) 273-0385

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

       RE: AETNA LIFE INSURANCE AND ANNUITY COMPANY AND ITS VARIABLE ANNUITY
           ACCOUNT C POST-EFFECTIVE AMENDMENT NO. 23 TO REGISTRATION STATEMENT ON FORM N-4 PROSPECTUS TITLE: MULTIPLE SPONSORED RETIREMENT OPTIONS 403(b), 457, 401(a) and 401(k)

           FILE NOS.:  333-01107* and 811-2513

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I or those for whom I have supervisory responsibility, have reviewed the N-4 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No. 23 (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

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           * Pursuant to Rule 429(a) under the Securities Act of 1933,
       Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in a prospectus relating to the securities covered by the following earlier Registration Statements: 33-88720; 33-75964 (which had included a combined prospectus for earlier Registration Statements:
       33-75958, 33-75960, and 33-75994); 33-75986 (which had included a combined prospectus for earlier Registration Statements: 33-75970, 33-75954, and 33-75956); 33-75982 (which had included a combined prospectus for earlier Registration Statements: 33-75968, 33-75966, 33-75990, and the individual deferred compensation contracts covered by Registration Statement No. 33-75992); and 33-91846 (which had included a combined prospectus for earlier Registration Statement: 33-75976).

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I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Julie E. Rockmore

Julie E. Rockmore
Counsel